press release        corescientific.com

Core Scientific Announces Exercise of Final Contract Option by CoreWeave
for Delivery of Approximately 120 MW of Additional Digital Infrastructure to Host High-Performance Computing Operations

Expands Total Contracted HPC Infrastructure by CoreWeave to Approximately 500 Megawatts of Critical IT Load at Six Core Scientific Sites

Increases Potential Cumulative Revenue to $8.7 Billion over 12 Year Contract Terms

Core Scientific Pursuing Expansions to Existing Data Centers and Evaluating Additional Sites to Expand HPC Hosting Capacity

AUSTIN, Texas, Oct. 22, 2024 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for bitcoin mining and high-performance computing, today announced that CoreWeave, the AI Hyperscaler, has exercised its final option to contract for additional infrastructure pursuant to the terms provided as part of the previously announced 200 megawatt (“MW”) hosting contract for high performance computing (“HPC”) entered into with CoreWeave on June 3, 2024.

Under the terms of today’s announced option exercise, Core Scientific will modify infrastructure at one of its sites to deliver approximately 120 incremental MW of critical IT load to host CoreWeave’s NVIDIA Graphics Processing Units (“GPUs”). “Critical IT load” refers to the amount of power delivered to a data center’s servers, storage, communications switches and key systems, and does not include the power required to support ancillary systems, such as air conditioning and chillers.

Site modifications associated with the latest option exercise are expected to begin in the second half of 2025, with operational status anticipated in the second half of 2026. This new 12-year HPC hosting contract will further expand Core Scientific’s exposure to contracted, multi-year, dollar-denominated revenue. The new contract with CoreWeave is expected to add approximately $2.0 billion in projected additional cumulative revenue over the hosting contract’s 12-year term to the $6.7 billion in projected cumulative revenue associated with previously announced contracts with CoreWeave, for a total of $8.7 billion.1
1 Represents total cumulative revenue over all 12-year contract periods, before capex credits provided to CoreWeave as compensation for Core Scientific’s share of infrastructure build out costs, capped at $1.5 million per MW
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“In May, we communicated our plans to contract approximately 500 megawatts of critical IT load to host high-performance computing. With today’s announcement, we have delivered on that commitment,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “There is significant demand for infrastructure to support next generation compute workloads. Our contracts with CoreWeave represent the foundation for Core Scientific’s evolution into a leading data center business ideally positioned to meet that demand.”

“We are now working to expand power allocations at some of our existing data centers to increase our capacity for HPC hosting while also continuing to evaluate new sites in our pipeline to expand our business opportunity. We are at the beginning of an exciting time for Core Scientific, and our focus remains squarely on growing our business and delivering increasing value to clients and shareholders,” Mr. Sullivan added.

Consistent with the terms of the agreements with CoreWeave previously announced on June 3rd, all capital investments required to modify Core Scientific’s existing infrastructure into cutting-edge, application-specific data centers customized for power-dense HPC will be funded by CoreWeave. An estimated $180 million of the capital investments associated with Core Scientific-owned infrastructure supporting today’s announced option exercise will be credited against hosting payments as capex credits at no more than 50% of monthly fees until fully repaid. The latest contract option with CoreWeave also provides opportunities for two renewal terms of five years each.

Building on the previously announced 382 MW of infrastructure for HPC hosting, the option exercise announced today will position Core Scientific to provide a total of approximately 500 MW of critical IT load for HPC infrastructure to CoreWeave by the second half of 2026. The successful execution of these contracts would place Core Scientific among the largest publicly traded data center operators in the United States.

With its 1.2 gigawatts of contracted power, Core Scientific plans to provide a total of approximately 700 MW of digital infrastructure to deliver 500 MW of critical IT load for HPC hosting to support alternative compute workloads, based on geographic proximity to major cities
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and fiber lines.2. The remaining 500 MW of contracted power is currently allocated to support the Company’s bitcoin mining business.

About Core Scientific
Core Scientific, Inc. (“Core Scientific” or the “Company”) is a leader in digital infrastructure for bitcoin mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn digital assets for our own account, provide hosting services for large bitcoin mining customers and are allocating a significant portion of our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3) to support Artificial Intelligence-related workloads under a series of contracts that entail their modification to deliver hosting services for high-performance computing. We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “opportunity,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “potential,” “hope” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited, statements regarding potential benefits of or expectations regarding the strategic relationship, agreements and contemplated transactions with CoreWeave, impacts on the Company’s revenue, financial and other operating results, completion and timing of certain events, impacts on the Company’s trading multiple and ability to deliver shareholder value, the Company’s intention and ability to capitalize on additional or related opportunities, and the Company’s plans, objectives, expectations and intentions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, unanticipated difficulties or expenditures relating to the strategic
2 500 MW of infrastructure for HPC hosting represents 700 MW of gross infrastructure
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relationship, agreements and contemplated transactions with CoreWeave; the possibility that the anticipated revenue, financial and other operational benefits of the strategic relationship, agreements and contemplated transactions and additional opportunities are not realized when expected or at all; disruptions of current plans and operations caused by the announcement and execution of the strategic relationship, agreements and contemplated transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business, regulatory or employee relationships, including those resulting from the announcement or execution of the strategic relationship, agreements and contemplated transactions; unexpected risks or the materialization of risks that are greater than anticipated; unavailability of expected power or materially adverse changes in the terms associated with available power; occurrence of any event, change or other circumstance that could give rise to the termination of the contracts with CoreWeave; delays in required approvals; the availability of government incentives; and legal proceedings, judgments or settlements in connection with the strategic relationship, agreements and contemplated transactions, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the Securities and Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements.

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